SERVICES AGREEMENT

by and among

ALTERNATIVE STRATEGIES GROUP, INC.,

 ASGI MESIROW INSIGHT TEI FUND A, LLC
ASGI MESIROW INSIGHT FUND A, LLC
ASGI MESIROW INSIGHT TEI FUND I, LLC
ASGI MESIROW INSIGHT FUND I, LLC

SERVICES AGREEMENT, effective as of the 1st day of December, 2011, by and among ALTERNATIVE STRATEGIES GROUP, INC., a North Carolina corporation (“ASGI”), ASGI MESIROW INSIGHT TEI FUND I, LLC (“TEI Fund I”), ASGI MESIROW INSIGHT FUND I, LLC (“Taxable Investor Fund I”), ASGI MESIROW INSIGHT TEI FUND A, LLC (“TEI Fund A”) and ASGI MESIROW INSIGHT FUND A, LLC (“Taxable Investor Fund A” and, each a “Fund” or, collectively the “Funds”), each a Delaware limited liability company.

RECITALS

WHEREAS, AGSI and its affiliates are in the business of providing services to registered and unregistered investment companies; and

WHEREAS, each Fund wishes to retain ASGI to provide various services relating to the operations of that Fund pursuant to this Agreement, and ASGI wishes to provide such services;

NOW, THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

1.           Appointment of ASGI.

(a)           The Funds hereby retain ASGI to provide and ASGI hereby agrees to provide the following services to each Fund:

(i)	legal and accounting support services;

(ii)	the provision of office space, telephone and utilities;

(iii)	the general supervision of the entities that are retained by a Fund to provide accounting services, investor services and custody services to that Fund;

(iv)	assisting in the drafting and updating of each Fund’s registration statement, including its private placement memorandum (which may be a single private placement memorandum for both Funds);

(v)
reviewing, approving and assisting in the preparation of regulatory filings with the Securities and Exchange Commission (the “SEC”) and state securities regulators and other Federal and state regulatory authorities;

(vi)
preparing reports to and other informational materials for members of the Funds (“Members”) and assisting in the preparation of proxy statements, tender offer materials and other Member communications;

(vii)	monitoring the Funds’ compliance with Federal and state regulatory requirements (other than those relating to investment compliance);

(viii)
reviewing accounting records and financial reports of the Funds, assisting with the preparation of the financial reports of the Funds and acting as liaison with each Fund’s administrator, legal counsel and independent auditors;

(ix)	assisting in the preparation and filing of tax returns for the Funds;

(x)	assisting, coordinating and organizing meetings of the board of managers of each Fund (each, a “Board”) and meetings of Members as may be called by a Board from time to time;

(xi)	preparing materials and reports for use in connection with meetings of the Boards;

(xii)	maintaining and preserving those books and records of the Funds not otherwise required to be maintained by a Fund’s other administrator or custodian;

(xiii)	reviewing and arranging for payment of the expenses of the Funds;

(xiv)	assisting the Funds in conducting periodic repurchases of limited liability company interests in the Funds (“Units”); and

(xv)	such other services that a Fund and ASGI shall agree to from time to time.

(b)           ASGI is authorized to utilize the services of its affiliates and agents and their respective officers and employees in providing any of the services required to be provided by ASGI under this Agreement.

2.           Consideration.

(a)           ASGI enters into this Agreement with the Funds in consideration of each Fund’s investment in the Wells Fargo Multi-Strategy 100 Master Fund I, LLC (“Master Fund”), to which ASGI serves as investment adviser.  The Funds and ASGI agree that ASGI shall not receive compensation from the Funds.  The Funds and ASGI recognize that this Section 2 does not preclude ASGI’s receipt of compensation in the form of investment advisory fees from the Master Fund for serving as the Master Fund’s investment adviser.

(b)           ASGI is responsible for bearing all costs and expenses associated with the provision of its services hereunder.   Each Fund shall pay all other expenses associated with the conduct of its business.

3.           Liability of ASGI.  To the extent consistent with applicable law, ASGI shall not be liable for any loss sustained by reason of good faith errors or omissions of ASGI or any affiliate of ASGI, or their respective directors, officers or employees, in connection with any matters to which this Agreement relates; provided, however, that nothing in this Agreement shall be deemed to protect ASGI from willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or reckless disregard of its obligations and duties under this Agreement.

4.           Liability of the Managers and Members.   ASGI understands and agrees that the obligations of a Fund under this Agreement are not binding upon any Member or person serving on the Board (a “Manager”) of that Fund personally, but bind only that Fund and that Fund’s property; ASGI represents that it has notice of the provisions of the Limited Liability Company Agreement (“LLC Agreement”) of each Fund disclaiming Member and Manager liability for acts and obligations of that Fund.

5.           Duration.  This Agreement shall be executed and become effective on the date of execution of this Agreement.  Unless terminated as herein provided, this Agreement shall remain in full force and effect through December 1, 2013 and shall continue in effect with respect to a Fund from year to year thereafter if such continuance is approved annually by the Board of that Fund, or by vote of a majority of the outstanding voting securities of that Fund, provided that in either event the continuance is also approved by a majority of that Fund’s Independent Managers (as defined in the LLC Agreement of that Fund) by vote cast in person at a meeting called for the purpose of voting on such approval.

Any approval of this Agreement by the holders of a majority of the outstanding voting units of a Fund shall be effective to continue this Agreement with respect to that Fund notwithstanding that this Agreement has not been approved by the holders of a majority of the outstanding Units of that Fund affected thereby, unless such approval shall be required by any other applicable law or otherwise.

6.           Assignment or Amendment.  Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Boards, including the vote of a majority of the

Independent Managers of each Board.  This Agreement shall automatically and immediately terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder.

7.           Termination.  This Agreement shall terminate automatically with respect to a Fund upon the merger or liquidation of such Fund.

This Agreement may be terminated (i) by ASGI, with respect to a Fund, at any time without penalty upon sixty (60) days’ written notice to that Fund (which notice may be waived by that Fund); or (ii) by a Fund, with respect to that Fund, at any time without penalty upon sixty (60) days’ written notice to WFAAM (which notice may be waived by ASGI).

8.           Certain Records.  ASGI will maintain certain records in connection with its duties pursuant to this Agreement.  Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act that are prepared or maintained by ASGI on behalf of the Funds shall be prepared and maintained at the expense of ASGI, but shall be the property of the applicable Fund and shall be made available to or surrendered promptly to that Fund upon its request.

In case of any request or demand for the inspection of such records by another party, ASGI shall notify the appropriate Fund or Funds and follow that Fund’s or the Funds’ instructions as to permitting or refusing such inspection; provided that ASGI may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund or Funds has agreed to indemnify ASGI against such liability.

9.           Choice of Law.  This Agreement shall be governed by the laws of the State of  Delaware applicable to agreements made and to be performed entirely within the State of Delaware (without regard to any conflicts of law principles thereof).  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ALTERNATIVE STRATEGIES GROUP, INC.
By:	/s/ Adam I. Taback
Name:	Adam I. Taback
Title:	President

ASGI MESIROW INSIGHT FUND I, LLC
By:	/s/ Adam I. Taback
Name:	Adam I. Taback
Title:	President

ASGI MESIROW INSIGHT TEI FUND I, LLC

By:	/s/ Adam I. Taback
Name:	Adam I. Taback
Title:	President

ASGI MESIROW INSIGHT TEI FUND A, LLC

By:	/s/ Adam I. Taback
Name:	Adam I. Taback
Title:	President

ASGI MESIROW INSIGHT FUND A, LLC
By:	/s/ Adam I. Taback
Name:	Adam I. Taback
Title:	President